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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 16, 2003
                                                          --------------


                      ALLIED HEALTHCARE INTERNATIONAL INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         1-11570                                         13-3098275
------------------------                    ------------------------------------
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)


                                    NEW YORK
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


                  555 MADISON AVENUE, NEW YORK, NEW YORK 10022
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (212) 750-0064
         --------------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.      OTHER EVENTS.

       On April 16, 2003, Allied Healthcare International Inc. (the "Registrant") sold all of the issued and outstanding capital stock of two of its U.S. subsidiaries, The PromptCare Companies, Inc., a New Jersey corporation ("PromptCare"), and Steri-Pharm, Inc., a New York corporation ("Steri-Pharm"), to PromptCare Acquisition Corporation for approximately $8.5 million in cash. PromptCare and Steri-Pharm provide infusion therapy, respiratory therapy and home medical equipment in the United States and accounted for less than 10% of the Registrant's revenues during the fiscal year ended September 30, 2002.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (a)   Financial Statements of Businesses Acquired.

       None

       (b)   Pro Form Financial Information.

       None

       (c)   Exhibits.

       10.1 Stock Purchase Agreement by and between PromptCare Acquisition Corporation and Allied Healthcare International Inc. dated as of April 16, 2003.

       99.1 Press release, dated April 16, 2003, of Allied Healthcare International Inc. announcing sale of The PromptCare Companies, Inc. and Steri-Pharm, Inc.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 14, 2003

                                         ALLIED HEALTHCARE INTERNATIONAL INC.


                                         By:    /s/ Timothy M. Aitken
                                                ---------------------
                                                Name:  Timothy M. Aitken
                                                Title: Chairman of the Board and
                                                       Chief Executive Officer